Exhibit 2

EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is entered into as of May 5, 2008 (the “Effective Date”) by and among ERP2 Holdings, LLC, a Delaware limited liability company (“Buyer”), M.A.G. Capital, LLC, a California limited liability company (“MAG”), Monarch Pointe Fund, Ltd., a limited partnership organized under the laws of the British Virgin Islands (“MPF”) and Mercator Momentum Fund III L.P., a California limited partnership (“MMF” and collectively with MAG and MPF, the “Sellers”).

WHEREAS, MPF is the record and beneficial owner of (1) 665 shares (665,736 shares prior to the effective date of the 1,000-to-1 reverse stock split, described in the Company’s Information Statement, filed with the Securities and Exchange Commission on April 10, 2008, as amended (the “Reverse Split”)) of common stock (the “MPF Common”), no par value (the “Common Stock”) of Enterprise Informatics, Inc. (the “Company”), (2) 2,320 shares (the “MPF Preferred”) of Series I Convertible Preferred Stock of the Company (the “Series I Preferred Stock”) and (3) warrants to purchase 1,611 shares (1,611,112 shares prior to the effective date of the Reverse Split) of Common Stock (the “MPF Warrants”);

WHEREAS, MMF is the record and beneficial owner of (1) 19 shares (19,039 shares prior to the effective date of the Reverse Split) of Common Stock (the “MMF Common”), (2) 130 shares of Series I Preferred Stock (the MMF Preferred”), which, together with the MPF Preferred, constitutes all of the outstanding shares of the Series I Preferred Stock and (3) warrants to purchase 240 shares (240,740 shares prior to the effective date of the Reverse Split) of Common Stock (the “MMF Warrants”; the MPF Common, MPF Preferred, MPF Warrants, MMF Common, MMF Preferred and MMF Warrants are collectively referred to herein as the “Securities”);

WHEREAS, Sellers desire to sell, and Buyer desires to purchase, all of the Securities on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

1.          Purchase and Sale of Securities. Subject to the terms and conditions of this Agreement, at the closing of the transactions contemplated hereby, Sellers shall sell, assign and transfer to Buyer, and Buyer shall purchase from Sellers, the Securities for an aggregate consideration of One Million Two Hundred Thousand Dollars ($1,200,000) (the “Purchase Price”). Sellers shall retain all rights to receive payment in cash from the Company in lieu of fractional shares that Sellers would otherwise be entitled to receive on account of the shares of Common Stock held by Sellers prior to the effective date of the Reverse Split (but not on account of shares of Common Stock issuable upon exercise or conversion of warrants or shares of Series I Preferred Stock held by Sellers prior to the effective date of the Reverse Split).

2.          Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on a date mutually agreed upon by Buyer and Sellers (the “Closing Date”), but in no event shall the Closing be later than May 8, 2008 unless Buyer and Sellers agree in writing to extend the Closing Date to a later date.

3.	Deliveries.

(a)        Closing Deliveries by Sellers to Buyer. On or before the Closing Date, Sellers shall deliver or cause to be delivered to Buyer the following:

(i)        stock certificate(s) representing the MPF Preferred and the MMF Preferred, in each case duly endorsed in blank or accompanied by proper instruments of transfer duly signed by MPF and MMF, as appropriate (the “Series I Preferred Stock Certificates”);

(ii)       stock certificate(s) representing the MPF Common and the MMF Common, in each case duly endorsed in blank or accompanied by proper instruments of transfer duly signed by MPF and MMF, as appropriate (the “Common Stock Certificates”);

(iii)      instruments representing MPF Warrants to purchase 685 shares of Common Stock and the MMF Warrants, in each case duly endorsed in blank or accompanied by proper instruments of transfer duly signed by MPF and MMF, as appropriate (the “Warrants”);

(iv)      duly executed affidavits of loss, in form and substance reasonably acceptable to Buyer, with regard to MPF Warrants to purchase 925 shares of Common Stock; and

(v)       all other documents required to be delivered by Sellers on or prior to the Closing Date pursuant to this Agreement.

(b)        Closing Deliveries by Buyer to Sellers. On or before the Closing Date, Buyer shall deliver or cause to be delivered to Sellers the following:

(i)        wire transfers of immediately available funds (to such account or accounts as Sellers shall have designated to Buyer at least two Business Days prior to the Closing Date) in an aggregate amount equal to the Purchase Price; and

(ii)       all other documents required to be delivered by Buyer on or prior to the Closing Date pursuant to this Agreement.

4.	Closing Conditions.

(a)        Conditions to Obligations of Sellers. The obligation of Sellers to sell Securities at the Closing is subject to the fulfillment to the satisfaction of Sellers on or prior to the Closing of the following conditions, any of which may be waived by Sellers:

(i)        the accuracy in all material respects when made and on the Closing Date of the representations and warranties of Buyer contained herein;

(ii)       all obligations, covenants and agreements of Buyer required to be performed at or prior to the Closing Date shall have been performed; and

(iii)       the delivery by Buyer of the items set forth in Section 3(b).

(b)        Conditions to the Obligations of Buyer. The obligation of Buyer to purchase the Securities at the Closing is subject to the fulfillment to Buyer’s satisfaction, on or prior to the Closing, of the following conditions, any of which may be waived by Buyer:

(i)        the accuracy in all material respects when made and on the Closing Date of the representations and warranties of Sellers contained herein;

(ii)       all obligations, covenants and agreements of Sellers required to be performed at or prior to the Closing Date shall have been performed; and

(iii)       the delivery by Sellers of the items set forth in Section 3(a).

5.          Representations and Warranties of Sellers. As a material inducement to Buyer to enter into and perform its obligations under this Agreement, MAG, on a joint and several basis, and MPF and MMF, severally and not on a joint basis, represent and warrant to Buyer as follows:

(a)        Corporate Authority; Authorization; Binding Obligation. Each Seller is duly organized, validly existing and in good standing under the laws of the state of its organization with full right, corporate, limited liability company or limited partnership power and authority, as applicable, to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement and the performance by Sellers of the transactions contemplated by this Agreement have been duly and validly authorized by Sellers. This Agreement constitutes a valid and legally binding agreement of Sellers, enforceable against Sellers in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors rights generally and by general equitable principles.

(b)        No Consents. No consent, approval, authorization, license, qualification, exemption or order of any court or governmental agency or body or third party is required for the execution of this Agreement by Sellers or for the consummation by Sellers of any of the transactions contemplated hereby.

(c)        No Conflict. Sellers’ execution, delivery and performance of this Agreement has not resulted in and will not result in (i) any violation of their respective articles of incorporation or bylaws (or similar organizational documents) that would be (or could reasonably be expected to be) materially adverse to the ability of Sellers to consummate the transactions contemplated by this Agreement, (ii) any breach or violation of any statute, judgment, decree, order, rule or regulation applicable to Sellers or any of their properties or assets, or (iii) any default (nor has any event occurred which with notice or passage of time, or both, would constitute a material default) in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which Sellers are a party or to which any of Sellers’ properties or assets is subject.

(d)        Title. Sellers are the beneficial and record owners of the Securities and have valid and marketable title to the Securities, free and clear of any security interest, lien, mortgage, claim, charge, pledge, restriction, equitable interest, option, easement, exception to title of any kind, restriction or third-party right or encumbrance of any nature (each, a “Lien”).

(e)        No Liens. Upon delivery of the certificates representing the Securities in accordance with the terms hereof, legal, valid and marketable title to the Securities will pass to Buyer free and clear of any Lien, except as may have been created by Buyer.

(f)         Outstanding Interests. The Securities comprise all of the outstanding debt, equity and other interests in the Company or its assets that are owned or possessed, directly or indirectly, by Sellers.

(g)        Brokers. No agent, broker, investment banker, or other person acting under the authority of Sellers or any of their affiliates is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee directly or indirectly from Buyer or any affiliate of Buyer as a result of the consummation of the transactions contemplated by this Agreement.

(h)        MAG Warrants. MAG has assigned and transferred all of the warrants to purchase Common Stock, issued to MAG on March 10, 2006, to MPF and MMF, and MAG no longer owns any warrants or any other securities issued by the Company.

(i)         Adequate Assets. Each Seller has adequate assets to fulfill its obligations under this Agreement.

6.          Representations and Warranties of Buyer. As a material inducement to Sellers to enter into and perform its obligations under this Agreement, Buyer represents and warrants to Sellers as follows:

(a)        Corporate Authority; Authorization; Binding Obligation. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware with full right, corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement and the performance by Buyer of the transactions contemplated by this Agreement have been duly and validly authorized by Buyer. This Agreement constitutes a valid and legally binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors rights generally and by general equitable principles.

(b)        No Consents. No consent, approval, authorization, license, qualification, exemption or order of any court or governmental agency or body or third party is required for the execution of this Agreement by Buyer or for the consummation by Buyer of any of the transactions contemplated hereby.

(c)        No Conflict. Buyer’s execution, delivery and performance of this Agreement has not resulted in and will not result in (i) any violation of its articles of incorporation or bylaws (or similar organizational documents) that would be (or could reasonably be expected to be) materially adverse to the ability of Buyer to consummate the transactions contemplated by this Agreement, (ii) any breach or violation of any statute, judgment, decree, order, rule or regulation applicable to Buyer or any of its properties or assets, or (iii) any default (nor has any event occurred which with notice or passage of time, or both, would constitute a material default) in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which Buyer is a party or to which any of Buyer’s properties or assets is subject

(d)       Investment Intent; Purchaser Status. Buyer:

(i)        is acquiring the Securities as a principal for investment purposes only, for its own account, and not as nominee or agent for any other person, and not with a view to resale or distribution of any part thereof in violation of the Securities Act;

(ii)       is an “accredited investor”, within the meaning of Rule 501 of Regulation D under the Securities Act;

(iii)      has such knowledge, sophistication and experience in financial and business matters as to be capable of evaluating the merits and risks of its purchase of the Securities and investments in securities presenting an investment decision like that involved in the purchase of the Securities; and

(iv)      can bear the economic risk of a total loss of its investment in the Securities.

(e)        No General Solicitation. Buyer is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)         Exempt Transaction. Buyer understands that the Securities are being offered and sold to it by Sellers in reliance on specific exemptions from the registration requirements of the Securities Act and state securities laws and that Sellers are relying upon the truth and accuracy of, and Buyer’s compliance with, all representations, warranties, agreements, acknowledgements and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Securities.

(g)        No Advice. Buyer understands that nothing in this Agreement or any other materials presented to Buyer in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. Buyer has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

(h)        Brokers. No agent, broker, investment banker, or other person acting under the authority of Buyer or any of its affiliates is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee directly or indirectly from Sellers or any affiliate of Sellers as a result of the consummation of the transactions contemplated by this Agreement.

(i)         Disclosure. Buyer is familiar with the business, technologies, financial condition, and prospects of the Company, and Sellers have made no representations or warranties to Buyer regarding the Company, its business, technologies, financial condition or prospects.

7.	Covenants of Sellers.

(a)        Payment of Taxes. Any taxes in the nature of issue, stamp, transfer, sales and use, or similar taxes or duties due or payable by Sellers or their affiliates in connection with the sale or transfer of all or any portion of the Securities to Buyer or the consummation of the transactions contemplated hereby shall be paid by Sellers.

(b)        Rights of Ownership; Creation of Liens. Until the Closing, Sellers shall not, without the prior written consent of Buyer, (i) exercise the voting power, purchase right or any other incidental rights of ownership of the Securities or (ii) sell, assign, transfer or otherwise dispose of or create or permit to exist any Lien upon or with respect to the Securities.

(c)        Mutual Release. Prior to Closing, the Sellers and the Company shall enter into a mutual release reasonably satisfactory to Buyer.

8.	Indemnification.

(a)        Obligation of Sellers to Indemnify. Sellers shall indemnify and hold harmless Buyer, its respective affiliates and its respective officers, directors, employees, agents, controlling persons, attorneys, successors and assigns (each a “Buyer Indemnitee”) from and against all losses, claims, damages, liabilities, costs or expenses (including reasonable legal and other out-of-pocket expenses actually incurred but excluding any incidental, consequential, special, indirect, punitive and/or multiple damages) (collectively, “Losses”) based upon, arising out of or otherwise in respect of any (i) inaccuracy in any representation or warranty of Sellers contained in this Agreement, or (ii) breach by Sellers of any covenant or agreement contained in this Agreement; provided, however, that the foregoing indemnification will not, as to any Buyer Indemnitee, apply to losses, claims, damages, liabilities or expenses to the extent that they are based upon or arise out of (i) any breach of this Agreement by such Buyer Indemnitee or (ii) bad faith, gross negligence or willful misconduct on the part of such Buyer Indemnitee. If for any reason the foregoing indemnification is unavailable to any Buyer Indemnitee or insufficient to hold it harmless, then Sellers shall, subject to the limitation set forth in Section 8(e), contribute to the amount paid or payable by such Buyer Indemnitee as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by Sellers on the one hand and such Buyer Indemnitee on the other hand but also the relative fault of Sellers, on the one hand, and such Buyer Indemnitee, on the other hand, as well as any relevant equitable considerations. The indemnity, reimbursement and contribution obligations of Sellers under this Section 8 shall be in addition to any liability that Sellers may otherwise have to a Buyer Indemnitee and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of Sellers and any Buyer Indemnitee.

(b)        Obligation of Buyer to Indemnify. Buyer shall indemnify and hold harmless Sellers, their respective affiliates and its respective officers, directors, employees, agents, controlling persons, attorneys, successors and assigns (each a “Seller Indemnitee”) from and against all Losses based upon, arising out of, or otherwise in respect of any (i) inaccuracy in any representation or warranty of Buyer contained in this Agreement, or (ii) breach by Buyer of any covenant or agreement contained in this Agreement; provided, however, that the foregoing indemnification will not, as to any Seller Indemnitee, apply to losses, claims, damages, liabilities or expenses to the extent that they are based upon or arise out of (i) any breach of this Agreement by such Seller Indemnitee or (ii) bad faith, gross negligence or willful misconduct on the part of such Seller Indemnitee. If for any reason the foregoing indemnification is unavailable to any Seller Indemnitee or insufficient to hold it harmless, then Buyer shall, subject to the limitation set forth in Section 8(e), contribute to the amount paid or payable by such Seller Indemnitee as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by Buyer on the one hand and such Seller Indemnitee on the other hand but also the relative fault of Buyer, on the one hand, and such Seller Indemnitee, on the other hand, as well as any relevant equitable considerations. The indemnity, reimbursement and contribution obligations of Buyer under this Section 8 shall be in addition to any liability that Buyer may otherwise have to a Seller Indemnitee and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of Buyer and any Seller Indemnitee.

(c)        Notice Requirement. Promptly after receipt by any person entitled to indemnity under this Agreement (an “Indemnified Person”) of notice of any demand, claim, litigation, investigation or proceeding relating to this Agreement or any of the transactions contemplated hereby (“Proceedings”), such Indemnified Person will, if a claim is to be made hereunder against the party obligated to provide indemnity under this Agreement (the “Indemnifying Party”) in respect thereof, notify the Indemnifying Party in writing of the commencement thereof; provided, that (i) the omission so to notify the Indemnifying Party will not relieve it from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure, and (ii) the omission so to notify the Indemnifying Party will not relieve it from any liability that it may have to an Indemnified Person otherwise than on account of this Section 8.

(d)        Opportunity to Defend. If any Proceeding is brought against any Indemnified Person and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person, provided that if the defendants in any such Proceeding include both such Indemnified Person and the Indemnifying Party, and such Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel reasonably satisfactory to the Indemnifying Party to assert such legal defenses and to otherwise participate in the defense of such Proceeding on behalf of such Indemnified Person. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election so to assume the defense of such Proceeding and approval by such Indemnified Person of counsel (such approval not to be unreasonably withheld, delayed or conditioned), the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof unless (i) such Indemnified Person shall have employed separate counsel in connection with the assertion of legal defenses in accordance with and limited by this Section 8(d) (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel, approved by the Indemnifying Party, representing the Indemnified Persons who are parties to such Proceeding), (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to such Indemnified Person to represent such Indemnified Person within a reasonable time after notice of commencement of the Proceeding, or (iii) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person.

(e)        Limitations. Notwithstanding the foregoing, and subject to the following sentence, the aggregate amount payable by the Indemnifying Party pursuant to this Section 8 shall not exceed $1,200,000, plus reasonable legal and out-of-pocket expenses actually incurred in connection with enforcing this Agreement. The Indemnifying Party shall not be liable for any settlement of any Proceeding effected without its written consent (which consent shall not be unreasonably withheld, delayed or conditioned). If any settlement of any Proceeding is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Proceeding, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all Losses by reason of such settlement or judgment in accordance with, and subject to the limitations of, the provisions of this Section 8. Notwithstanding anything in this Section 8 to the contrary, if at any time an Indemnified Person shall have requested the Indemnifying Party to reimburse such Indemnified Person for legal or other expenses in connection with investigating, responding to or defending any Proceeding as contemplated by this Section 8, the Indemnifying Party shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 15 business days after receipt by the Indemnifying Party of such request for reimbursement and (ii) the Indemnifying Party shall not have reimbursed such Indemnified Person in accordance with such request prior to the date of such settlement. The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall not be unreasonably withheld, delayed or conditioned), effect any settlement of any pending or threatened Proceeding in respect of which indemnity has been sought hereunder by such Indemnified Person unless (i) such settlement includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Proceeding and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

9.	Non-Public Information.

(a)       Buyer and each Seller acknowledges that it (i) may possess certain non-public information concerning the Company and/or its affiliates and/or the Securities that may not be independently known to the other party (the “Non-Public Information”) which may constitute material information with respect to the foregoing, and (ii) is relying on the representations contained in this Section 9 and would not enter into a transaction for the purchase and sale of the Securities absent the representations contained in this Section 9.

(b)       Buyer and each Seller acknowledges that (i) neither Buyer nor Sellers has any obligation to the other to disclose such Non-Public Information nor has a fiduciary obligation to the other and (ii) it has independently and without reliance upon the other, and based upon such information as each party has deemed appropriate, made its own analysis and decision for the purchase and sale of the Securities.

(c)       Contingent upon the Closing, Buyer and each Seller does, for itself and its respective successors and/or assigns and other than payment of the purchase price for the Securities, irrevocably forever release, discharge and waive any and all claims, rights, causes of action, suits, obligations, debts, demands, liabilities, controversies, costs, expenses, fees, or damages of any kind (including, but not limited to, any and all claims alleging violations of federal or state securities laws, common-law fraud or deceit, breach of fiduciary duty, negligence or otherwise), whether directly, derivatively, representatively or in any other capacity (“Claims”), against the other, including, without limitation, any and all of its present and/or past directors, officers, members, partners, employees, fiduciaries, agents or accounts under management, and their respective successors and assigns, which are based upon, arise from or in any way relate to or involve, directly or indirectly, the existence or substance of the Non-Public Information or the fact that the Non-Public Information has not been disclosed to it. This release and waiver does not apply to any other Claims that may arise in connection with this Agreement or the transactions contemplated hereby.

10.	Miscellaneous.

(a)       This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

(b)       All notices and other communications given to any party hereto pursuant to this Agreement shall be in writing and shall be delivered, or mailed first class postage prepaid, registered or certified mail, addressed as follows:

(i)	If to Buyer:

ERP2 Holdings, LLC

c/o Richard Shorten

694 Weed Street

New Canaan, Connecticut 06840

Attention: Board of Managers

Fax: (702) 995-4535

Email: rshorten@silverminecapital.com

with a copy to:

Stroock & Stroock & Lavan LLP

180 Maiden Lane

New York, New York 10038

Attention: Brett Lawrence, Esq.

Fax: (212) 806-6006

Email: blawrence@stroock.com

(ii)	If to Sellers:

M.A.G. Capital LLC

555 South Flower Street, Suite 4200

Los Angeles, California 90071

Attention: David Firestone

Fax: (213) 533-8285

Email: david@magcap.net

with a copy to:

TroyGould

1801 Century Park East, Suite 1600

Los Angeles, California 90067-2367

Attention: Istvan Benko

Fax: (310) 201-4746

Email: ibenko@troygould.com

(c)       Each reference in this Agreement to “$” shall be deemed to be a reference to United States dollars.

(d)       The representations and warranties contained herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and shall remain in full force and effect, notwithstanding any investigation at any time made by or on behalf of the parties.

(e)       This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof and cannot be changed or terminated orally.

(f)        This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(g)       The illegality, invalidity, or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

(h)       Except as required by applicable law, Buyer and Sellers each shall consult with each other prior to issuing any press releases or making any public statement with respect to the terms and conditions of this Agreement or the transactions contemplated hereby, and shall not issue any such press release or make any such public statement with respect thereto unless the text of the statement shall first have been agreed to by the parties hereto; provided, however, that consent shall be deemed to have been given for purposes of this Section 10(h) if the party seeking such consent has requested such consent in accordance with the notice provisions of this Agreement, and has received no reply within two (2) business days of the date of such request.

(i)        Buyer and Sellers shall maintain the confidentiality of the terms of the transactions contemplated by this Agreement, including, without limitation, the identity of the parties, the nature of the Securities and the Purchase Price, unless otherwise required by law or regulatory authority, or other legal process, except that the parties may disclose the terms of the transaction contemplated by this Agreement (i) to their respective affiliates, attorneys, accountants, and other professionals in connection with the enforcement of the parties’ rights and obligations hereunder, or (ii) with the other party’s prior written consent.

(j)        No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by Buyer and Sellers, and no waiver of any provision of this Agreement, nor consent to any departure by either party from it, shall be effective unless it is in writing and signed by the affected party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(k)       THIS AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT, AND ANY CLAIM OR CONTROVERSY DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL IN ALL RESPECTS BE GOVERNED BY AND INTERPRETED, CONSTRUED AND DETERMINED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

(l)        THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT THEY MAY HAVE TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION, OR IN ANY LEGAL PROCEEDING, DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY). EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(m)      Buyer and Sellers irrevocably and unconditionally submit to and accept the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the Borough of Manhattan or the courts of the State of New York located in the County of New York for any action, suit, or proceeding arising out of or based upon this Agreement or any matter relating to it, and waive any objection that they may have to the laying of venue in any such court or that such court is an inconvenient forum or does not have personal jurisdiction over them.

(n)       In addition to the actions, documents and instruments specifically required to be taken or delivered hereby, prior to and after the Closing and without further consideration, Sellers and Buyer shall execute, acknowledge and deliver such other assignments, transfers, consents and other documents and instruments and take such other actions as any party, or their counsel, may reasonably request in order to complete and perfect the transactions contemplated by this Agreement, including without limitation any instruments of termination and release as may be reasonably requested to evidence any release or discharge of any Liens on the Securities.

(o)        SELLER RELEASE. FOR AND IN CONSIDERATION OF THE PURCHASE PRICE, EFFECTIVE AS OF THE CLOSING DATE, SELLERS AND THEIR AFFILIATES (“SELLER RELEASING PARTIES”) HEREBY RELEASE, ACQUIT AND FOREVER DISCHARGE BUYER AND ITS PRESENT, FORMER AND FUTURE AFFILIATES AND EACH OF THEIR RESPECTIVE PRESENT, FORMER AND FUTURE DIRECTORS, OFFICERS, PARTNERS, STOCKHOLDERS, AGENTS, REPRESENTATIVES AND EACH OF THEIR RESPECTIVE HEIRS, EXECUTORS, ADMINISTRATORS, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “SELLER RELEASEES”), FROM ANY AND ALL MANNER OF CAUSE OR CAUSES OF ACTION, DEMANDS, RIGHTS, DAMAGES, DEBTS, DUES, SUMS OF MONEY, ACCOUNTS, RECKONINGS, COSTS, EXPENSES, RESPONSIBILITIES, COVENANTS, CONTRACTS, CONTROVERSIES, AGREEMENTS AND CLAIMS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, OF EVERY NAME AND NATURE, BOTH IN LAW AND IN EQUITY, WHICH SELLERS OR THEIR AFFILIATES OR THEIR SUCCESSORS AND ASSIGNS EVER HAD, NOW HAVE, OR WHICH THEY OR THEIR SUCCESSORS OR ASSIGNS HEREAFTER MAY HAVE OR SHALL HAVE AGAINST THE SELLER RELEASEES, ARISING OUT OF OR WITH RESPECT TO ANY MATTERS, CAUSES, ACTS, CONDUCT, CLAIMS, CIRCUMSTANCES OR EVENTS EXISTING, OCCURRING OR FAILING TO OCCUR, WHETHER PRIOR TO OR ON THE CLOSING DATE, INCLUDING WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (THE “SELLER RELEASED CLAIMS”); PROVIDED, THAT THE FOREGOING RELEASE SHALL NOT APPLY TO THE ENFORCEABILITY OF THIS AGREEMENT OR TO THE OBLIGATIONS OF BUYER UNDER THIS AGREEMENT.

(p)        BUYER RELEASE. FOR AND IN CONSIDERATION OF THE SECURITIES, EFFECTIVE AS OF THE CLOSING DATE, BUYER AND ITS AFFILIATES (“BUYER RELEASING PARTIES” AND TOGETHER WITH THE SELLER RELEASING PARTIES, THE “RELEASING PARTIES”) HEREBY RELEASE, ACQUIT AND FOREVER DISCHARGE SELLERSAND EACH OF THEIR RESPECTIVE PRESENT, FORMER AND FUTURE AFFILIATES AND EACH OF THEIR RESPECTIVE PRESENT, FORMER AND FUTURE DIRECTORS, OFFICERS, PARTNERS, STOCKHOLDERS, AGENTS, REPRESENTATIVES AND EACH OF THEIR RESPECTIVE HEIRS, EXECUTORS, ADMINISTRATORS, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “BUYER RELEASEES”), FROM ANY AND ALL MANNER OF CAUSE OR CAUSES OF ACTION, DEMANDS, RIGHTS, DAMAGES, DEBTS, DUES, SUMS OF MONEY, ACCOUNTS, RECKONINGS, COSTS, EXPENSES, RESPONSIBILITIES, COVENANTS, CONTRACTS, CONTROVERSIES, AGREEMENTS AND CLAIMS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, OF EVERY NAME AND NATURE, BOTH IN LAW AND IN EQUITY, WHICH BUYER OR ITS AFFILIATES OR THEIR SUCCESSORS AND ASSIGNS EVER HAD, NOW HAVE, OR WHICH THEY OR THEIR SUCCESSORS OR ASSIGNS HEREAFTER MAY HAVE OR SHALL HAVE AGAINST THE BUYER RELEASEES, ARISING OUT OF OR WITH RESPECT TO ANY MATTERS, CAUSES, ACTS, CONDUCT, CLAIMS, CIRCUMSTANCES OR EVENTS EXISTING, OCCURRING OR FAILING TO OCCUR, WHETHER PRIOR TO OR ON THE CLOSING DATE, INCLUDING WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (THE “BUYER RELEASED CLAIMS” AND TOGETHER WITH THE SELLER RELEASE CLAIMS, THE “RELEASED CLAIMS”); PROVIDED, THAT THE FOREGOING RELEASE SHALL NOT APPLY TO THE ENFORCEABILITY OF THIS AGREEMENT OR TO THE OBLIGATIONS OF SELLERS UNDER THIS AGREEMENT.

(q)       EACH OF THE RELEASING PARTIES ACKNOWLEDGES THAT THE RELEASES IN SECTIONS 10(0) AND 10(P) SHALL BE EFFECTIVE AS A BAR TO EACH AND EVERY ONE OF THE RELEASED CLAIMS; (II) EXPRESSLY CONSENTS THAT THE RELEASES SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH AND ALL OF ITS EXPRESS TERMS AND PROVISIONS, INCLUDING THOSE RELATING TO UNKNOWN AND UNSUSPECTED RELEASED CLAIMS, IF ANY, AS WELL AS THOSE RELATING TO ANY OTHER RELEASED CLAIMS, IN EACH CASE, TO THE EXTENT SPECIFIED HEREIN; AND (III) EXPRESSLY WAIVES ANY AND ALL RIGHTS AND BENEFITS CONFERRED BY ANY STATE, FEDERAL OR LOCAL STATUTE, LAW OR REGULATION THAT EXPRESSLY LIMITS THE EFFECTIVENESS OF A GENERAL RELEASE OF UNKNOWN, UNSUSPECTED AND UNANTICIPATED RELEASED CLAIMS, INCLUDING SECTION 1542 OF THE CALIFORNIA CODE WHICH STATES AS FOLLOWS:

A GENERAL RELEASE DOES NOT EXTEND TO ALL CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ERP2 HOLDINGS, LLC

By:	/s/ Kevin Wyman
Name: Kevin Wyman
Title: Majority Manager

[Signature Page to Securities Purchase Agreement]

M.A.G. CAPITAL, LLC

By:	/s/ David Firestone
Name: David Firestone
Title: Managing Partner

MONARCH POINTE FUND LTD.

By:	M.A.G. CAPITAL, LLC, its General Partner

By:	/s/ David Firestone
Name: David Firestone
Title: Managing Partner

MERCATOR MOMENTUM FUND III, L.P.

By:	M.A.G. CAPITAL, LLC, its General Partner

By:	/s/ David Firestone
Name: David Firestone
Title: Managing Partner

[Signature Page to Securities Purchase Agreement]